Exhibit 10.a

                        STOCK SAVINGS PLAN


Section 1 - Statement of Purpose

     The purpose of the Stock Savings Plan (the "Plan") is to increase employee stock ownership and to provide retirement and short-term savings distributions to a select group of management employees consisting of Eligible Employees of Southwestern Bell Corporation (the "Company") and its subsidiaries ("Participating Companies").


Section 2 - Definitions

     For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

     After-Tax Account. "After-Tax Account" means the account maintained on an after-tax basis on the books of account of the Employer for each Participant for each Savings Unit to which After-Tax Amounts are credited. After-Tax Accounts are available only for Savings Units commenced prior to January 1, 1995.

     After-Tax Amount. "After-Tax Amount" means an amount of Base Salary contributed on an After-Tax basis with respect to a Savings Unit commenced prior to January 1, 1995 under this Plan.

     Agreement. "Agreement" means the written agreement entitled "Stock Savings Plan Enrollment Form" and/or, effective on or after January 1, 1995, the written agreement entitled "Short Term/Cash Bonus Contribution Form" that shall be entered into by the Employer and a Participant to carry out the Plan with respect to such Participant. The forms of Agreement in current use are attached to the Plan. Any material changes to the forms must be approved by the HRC.

     Base Salary. "Base Salary" means the Participant's annual base salary before reduction due to any contribution pursuant to this Plan or reduction pursuant to any deferral plan of the Employer, including but not limited to a plan that includes a qualified cash or deferred arrangement under
     Section 401(k) of the Internal Revenue Code ("Code").

     Beneficiary.   "Beneficiary" means  the  person  or  persons
     designated as such in accordance with Section 8 of this Plan.

     Board.  "Board" means the Board of Directors of Southwestern
     Bell Corporation.

     Chairman.   "Chairman" means the Chairman of  the  Board  of
     Southwestern Bell Corporation.

     Company Match Rate Expressed as a Percent. "Company Match Rate Expressed as a Percent" means eighty percent (80%), or such higher percentage as may be determined by the HRC, in its sole discretion, at any time, or such lower percentage as may be determined by the HRC, in its sole discretion, and announced to the Eligible Employees prior to the Unit Start Date with respect to a Savings Unit.

     Disability.   "Disability" means inability to  work  due  to
     being physically disabled.

     Eligible Employee. "Eligible Employee" means an Employee of the Employer who (a) is in active service, (b) is a Senior Manager or has an employment status which has been approved by the Board or the HRC to be eligible to participate in this Plan, and (c) who continuously maintains the employment status upon which eligibility to participate in this Plan was based.

     Employee.   "Employee"  means any  person  employed  by  the
     Employer on a regular full-time salaried basis.

     Employer. "Employer" means Southwestern Bell Corporation or any of its subsidiaries.

     Fair Market Value or FMV. "Fair Market Value" or "FMV" means, with respect to Stock, the closing price of the Stock on the relevant date as reported in the consolidated reporting system, or if on such date the Stock is not traded on the New York Stock Exchange ("NYSE"), then the closing price on the immediately preceding date such Stock is traded.

     HRC.   "HRC"  means  the Human Resources  Committee  of  the
     Board.

     Options. "Options" shall mean the options to purchase Stock which shall be issued to a Participant pursuant to Section
     9.

     Participant.   "Participant" means  an  Employee  or  former
     Employee participating in the Plan.

     Plan Year.  "Plan Year" means the calendar year.

     Pre-Tax   Account.   "Pre-Tax  Account"  means  the  account
     maintained on a pre-tax basis on the books of account of the Employer for each Participant for each Savings Unit to which Pre-Tax Amounts are credited.

     Pre-Tax  Amount.  "Pre-Tax Amount" means an amount  of  Base
     Salary contributed by Participant on a pre-tax basis with respect to a Savings Unit under this Plan.

     Retirement. "Retirement" means the termination of a Participant's employment with Employer, for reasons other than death, on or after the date Participant is eligible to retire with an immediate pension pursuant to the Southwestern Bell Corporation Management Pension Plan and/or the Southwestern Bell Corporation Supplemental Retirement Income Plan ("SRIP").

     Retirement  Alternative.   "Retirement  Alternative"  means,
     with   respect   to  any  Savings  Unit,  the  distributions
     described in Section 6 that the Plan provides based upon a selection of such alternative.

     Retirement Distribution. "Retirement Distribution" means the distribution described in Section 6.1.

     Rotational Work Assignment Company. "RWAC" shall mean Bell Communications Research, Inc. ("Bellcore"), formerly the Central Services Organization, Inc., and/or any other entity with which Southwestern Bell Corporation or any of its subsidiaries may enter into an agreement to provide an employee for a rotational work assignment.

     Savings Unit. "Savings Unit" means the Participant's Pre-Tax Amount and/or After-Tax Amount, and associated Employer contributions, which provide stated distributions pursuant to Section 6 or Section 7 of this Plan in accordance with the Participant's Agreement for such Savings Unit.

     Section  16 Officer.  "Section 16 Officer" shall  mean  each
     Employee who is an officer as that term is defined  in  Rule
     16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended.


     Senior   Manager.   "Senior  Manager"  means  an  individual
     employed by Employer in a position in the senior management group.

     Shares. "Shares" means an accounting entry representing a number of equivalent shares of Stock.

     Specified Date. "Specified Date" means, with respect to any Savings Unit for which the Participant elects the Specified Date Alternative, the fixed date specified in the Agreement on which the Specified Date Distribution will commence. Such date may be the first day of any month at least one (1) year after the commencement of the Savings Unit.

     Specified Date Alternative. "Specified Date Alternative" means, with respect to any Savings Unit, the distributions described in Section 7 that the Plan provides based upon a selection of such alternative.

     Specified Date Distribution. "Specified Date Distribution" means the distribution described in Section 7.1.

     Stock.  "Stock" means the common stock of Southwestern  Bell
     Corporation.

     Subsidiary. A "Subsidiary" of the Company is any corporation, partnership, venture or other entity in which the Company has at least a 50% ownership interest. The HRC may at its sole discretion designate any other corporation, partnership, venture or other entity a Subsidiary for the purpose of participating in this Plan.

     Unit Period. "Unit Period" means the calendar year with respect to which the Participant elects to participate in the Plan on a pre-tax basis and/or an after-tax basis. The Unit Period for a Savings Unit will commence on the Unit Start Date and end upon the earliest to occur of the following: (i) the last day of the calendar year which includes the Unit Start Date, or (ii) when the Participant terminates employment, terminates the Savings Unit or ceases to be an Eligible Employee.

     Unit Start Date. "Unit Start Date" means the date for commencement of a given Savings Unit. The Unit Start Date will be January 1, except a new Participant shall be permitted to elect a Unit Start Date within 30 days after such Participant first becomes an Eligible Employee; and for a Savings Unit comprised of all or a portion of a Participant's Short Term Incentive Award and/or of any other cash bonus, the Unit Start Date shall be the day the Award or cash bonus would otherwise have been paid. In the event a Participant is a Section 16 Officer, then his or her election shall not be effective until six months after the election.


Section 3 - Administration of the Plan

     The HRC shall be the sole administrator of the Plan and will administer the Plan, interpret, construe and apply its provisions in accordance with its terms. The HRC shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the HRC shall be final and binding.


Section 4 - Participation

     4.1 Election to Commence a Savings Unit. Any Eligible Employee may elect to commence a Savings Unit on an after-tax basis (available for Savings Units commenced prior to January 1, 1995 only) and/or on a pre-tax basis by filing a completed Agreement with the Company at least six months prior to the Unit Start Date. Pursuant to said Agreement, the Eligible Employee shall elect the percentage(s) of Base Salary that shall comprise Participant's Pre-Tax Amount and/or After-Tax Amount (for Savings Units commenced prior to January 1, 1995 only). Such percentage(s) shall remain in effect for the duration of the Unit Period even if Base Salary should change. Such Agreement shall continue to be regarded as, and shall apply as, the Eligible Employee's election to commence each successive Savings Unit until the Company is advised in writing in accordance with the aforesaid time requirements by the Eligible Employee to the contrary. In the Agreement, the Participant shall also elect, for participation on each basis, either the Retirement Alternative or the Specified Date Alternative and the timing of distribution of Stock.

     The combination of pre-tax contributions and/or after-tax contributions from all of the Participant's Savings Units (including the Savings Unit which the Participant is electing to commence) and deferrals from Units of Participation (a measure of participation in a plan similar to a Savings Unit under this Plan) under Company nonqualified deferred compensation plans, must be at least six percent (6%) of Participant's Base Salary at the Unit Start Date for the Savings Unit the Participant is electing to commence. The sum of Participant's Pre-Tax Amount and/or After-Tax Amount for a Savings Unit must be at least one percent (1%) of Base Salary at the Unit Start Date. The sum of the Participant's Pre-Tax Amounts and/or After-Tax Amounts for all Savings Units under this Plan at the Unit Start Date for the Savings Unit the Participant is electing to commence may not exceed thirty percent (30%) of a Participant's Base Salary at the Unit Start Date; provided, however, as an exception to such thirty percent (30%) level of participation limitation, a Participant shall be permitted to contribute on an after-tax basis (prior to January 1, 1995, only) and/or on a pre-tax basis all or a portion of his Short Term Incentive Award and/or of any other cash bonus which may be paid to a Participant by an Employer. Short Term Incentive Awards or any portion thereof contributed to the Plan prior to January 1, 1995, shall be credited into a 1994 or prior Savings Unit(s) as specified by the Participant. Participant's election to contribute on a pre-tax basis and/or contribute on an after-tax basis all or a portion of his Short Term Incentive Award and/or of any other cash bonus which may be paid to a Participant by an Employer, shall be filed with the Company (on a form to be provided by the Company for such purpose) prior to the beginning of the fiscal year during which such Award is earned or at least 6 months prior to the payment of the Award and/or cash bonus, whichever is earlier. The pre-tax contribution and/or after-tax contribution, as applicable, shall be deemed to have taken place on the day the Award and/or cash bonus would otherwise have been paid. In the Agreement relating to the Award and/or cash bonus, the Participant shall also elect either the Retirement Alternative or the Specified Date Alternative and the timing of distribution of Stock. This election is independent of the election for distribution of contributions associated with deferrals of Base Salary. Such contribution of all or a portion of Participant's Short Term Incentive Award and/or of any other cash bonus shall comprise a separate Savings Unit.

     4.2 Termination of Election. A Participant's election to participate in the Plan for the duration of the Unit Period is irrevocable upon the filing of his Agreement with the Company; provided, however, such election may be terminated with respect to Base Salary not yet paid by mutual agreement in writing between the Participant and the HRC. Such termination if approved shall be effective beginning the first day of the month following the execution of such mutual agreement.


Section 5 - Pre-Tax Contributions/After-Tax Contributions/Company
      Match

     5.1 After-Tax and/or Pre-Tax Account(s). The Company shall establish and maintain a separate After-Tax Account (for Savings Units commenced prior to January 1, 1995 only) and/or Pre-Tax Account for each Participant for each Savings
     Unit.   On the first business day of each month, the Company
     shall credit each Participant's Pre-Tax Account and/or After-Tax Account, as applicable, with the number of Shares found by dividing the Participant's Pre-Tax Amount and/or After-Tax Amount, as applicable, for the previous month by the FMV on the last day of such previous month. The Participant's Pre-Tax Account and/or After-Tax Account, as applicable, will also be credited with the number of Shares found by
     dividing   the  amount  of  the  Participant's  Short   Term
     Incentive Award and/or cash bonus contributed on a pre-tax basis and/or contributed on an after-tax basis (prior to January 1, 1995 only) by the FMV on the last day of the month of contribution.

     Shares  credited  to  Participant's Pre-Tax  Account  and/or
     After-Tax Account are 100% vested at all times.

     Such Pre-Tax Account and/or After-Tax Account, as applicable, shall be reduced by the number of Shares corresponding to the number of shares of Stock distributed by the Employer to the Participant or the Participant's Beneficiary with respect to such Savings Unit pursuant to this Plan.

     5.2 Employer Contribution Matching Account. The Company shall also establish and maintain a separate Matching Account for each Participant. The Matching Account will hold the Employer's matching contribution to the Plan. Immediately following the computation of the Shares to be added to each Participant's Pre-Tax Account and/or After-Tax Account (for Savings Units commenced prior to January 1, 1995 only) each month, the Company shall credit each Participant's Matching Account with the number of Shares found by taking the Company Match Rate Expressed as a Percent times the sum of the Participant's After-Tax Amount plus Pre-Tax Amount for the previous month, and dividing the resulting figure by the FMV of the Stock on the last day of such previous month; provided, however, if the Participant is concurrently participating in a Company non-qualified deferred compensation plan other than this Plan, the basic portion of the Southwestern Bell Corporation Savings Plan for Salaried Employees ("Savings Plan for Salaried Employees") and this Plan, the Employer matching contribution credited to the Participant's Matching Account shall be reduced by Employer matching contributions credited to such other plans; provided further, however, if the Participant is concurrently participating in the basic portion of the Savings Plan for Salaried Employees and this Plan, the Employer matching contribution shall be credited, pursuant to this Plan, with respect to no more than six percent (6%) of the Participant's monthly Base Salary less the basic election percentage in the Savings Plan for Salaried Employees; and provided, however, Employer matching contributions shall be paid, pursuant to this Plan and all plans of Employer combined, with respect to no more than six percent (6%) of Participant's monthly Base Salary.

     5.3 Dividends. Additional Shares shall be credited to each Participant's Pre-Tax Account, After-Tax Account, and Matching Account, respectively, for dividends on Stock, on the basis of the number of Shares credited to each such Account on the record date for such dividend.

     The number of additional Shares to be credited to each Account for any dividend payment date shall be determined by dividing the total dividends which would have otherwise been payable on the number of Shares recorded in each Account, by the FMV on the last day of the month containing the dividend record date. The additional Shares shall be credited to each Account, as appropriate, on the last day of the month containing the dividend record date.

     5.4 Vesting of Matching Account. A Participant's interest in his Matching Account shall vest at such time as Participant shall have five (5) years of service reflected on the records of Employer; provided, however, the Matching Account of any Participant who was employed by Employer on December 31, 1988 shall be 100% vested at all times. Notwithstanding whether or not a Share in the Matching Account is vested, a share of Stock corresponding to a Share shall not be available for distribution to the Participant until such Share has been in said Matching Account for ten
     (10) years and the Participant is at least fifty-five (55) years of age or until Participant's Retirement or other termination of employment (including death).

     5.5 Statement of Accounts. Each Participant will receive annual statements in such form as the Company deems desirable setting forth the balance of Shares standing to the credit of each of the Participant's Pre-Tax, After-Tax and Matching Accounts.


Section 6 - Retirement Alternative

     Section 6 shall apply to the portions of all Savings Units for which the Retirement Alternative is elected. (Section 7 shall have no application to such portions of such Savings Units.) The distributions specified in this Section 6 shall be provided under the Retirement Alternative.

     6.1 Retirement Distribution. Upon Retirement or, effective for Savings Units commenced on or after January 1, 1995, the calendar year following Retirement if so elected by the Participant, with respect to a Savings Unit, the Employer shall distribute to the Participant each year for up to fifteen (15) years, the number of years to be selected by Participant in his Agreement, beginning on the first day of the month next following the date of Retirement or during February of the year following Retirement if the calendar year following Retirement is elected for commencing distribution of Savings Units commenced on or after January 1, 1995, and annually on such date thereafter, from Participant's Pre-Tax Account, After-Tax Account, and Matching Account, shares of Stock corresponding to the number of Shares in each such Account on such date divided by the number of distributions to be made immediately prior to each such distribution. During the payout period, each such Account shall be credited with dividends in accordance with Section 5.3.

     The Participant shall elect the number of years of distribution of a Retirement Distribution no later than the end of the calendar year immediately preceding the first distribution. If a Participant's Agreement fails to show an election as to the number of years of distribution of a Retirement Distribution, and an election is not made no later than the end of the calendar year immediately preceding the first distribution, such Participant will receive distribution in two annual installments beginning on the first of the month next following the date of Retirement or during February of the year following Retirement, whichever commencement date was previously elected by the Participant.

     In the event that a final determination shall be made by the Internal Revenue Service or any court of competent jurisdiction that, by reason of Retirement, a Participant has recognized gross income for Federal income tax purposes in excess of the Retirement Distribution installment actually distributed by the Employer to which such gross income is attributable, the Employer shall make a lump sum distribution to the Participant of shares of Stock corresponding to the remaining Shares of his Pre-Tax, After-Tax and Matching Accounts for any affected Savings Units. If a distribution is made to a Participant pursuant to this paragraph for any Savings Unit, no other distributions shall thereafter be made under this Plan with respect to such Savings Unit.

     Notwithstanding any election made by the Participant, the Company will distribute the Participant's Retirement Distribution in the form of a lump sum distribution if the FMV of his Pre-Tax plus After-Tax plus Matching Accounts for a Savings Unit is less than $10,000 when distribution of the Retirement Distribution for such Savings Unit would otherwise commence.

     6.2  Termination Distribution.

     6.2(a) Termination of Employment Before Retirement. Upon any termination of employment of the Participant for reasons other than death or Disability or Retirement, the Company shall distribute to the Participant, with respect to a Savings Unit, in a lump sum, shares of Stock corresponding to the vested portion of the Shares standing credited to his Pre-Tax, After-Tax and Matching Accounts for such Savings Unit determined as of the date of such termination of service ("Termination Distribution").

     6.2(b) Termination of a Savings Unit. A Participant shall terminate a Savings Unit if he terminates his election to participate in the Plan with respect to a Savings Unit pursuant to Section 4.2. Notwithstanding any other provision of the Plan, upon such discontinuance, the Participant shall immediately cease to be eligible for any distribution other than his Termination Distribution with respect to that Savings Unit (which shall be distributed upon his severance of employment) except as provided under
     Section 11.1. The Participant shall continue to be credited with dividends on the Shares standing credited to his Pre-Tax, After-Tax and Matching Accounts as provided under
     Section  5.3 and to vest in Shares as provided under Section
     5.4 while he remains in employment with the Employer until payment of his Termination Distribution. However, no further Participant pre-tax or after-tax or Employer contributions to this Plan shall be made pursuant to Sections 5.1 or 5.2 with respect to a Savings Unit after a Participant terminates such Savings Unit.

     6.2(c) Loss of Eligibility. In the event that the Participant ceases to be an Eligible Employee by reason of a change to an employment status which is not eligible to participate in this Plan, the Participant shall nevertheless continue participation in this Plan while he remains in employment with the Employer; however, no further Participant pre-tax contributions or after-tax contributions, or Employer contributions shall be made to this Plan pursuant to Sections 5.1 or 5.2 subsequent to the date of such loss of eligibility. The provisions of this subparagraph 6.2(c) shall not apply if the Participant in his new employment status is an eligible employee under another similar stock savings plan of the Employer. In such event the provisions of Section 11.6 of this Plan shall apply.

     6.3 Disability. In the event that a Participant suffers a Disability, pre-tax contributions and/or after-tax contributions and Employer contributions that otherwise would have been credited to Participant's Pre-Tax Account, After-Tax and Matching Accounts, as applicable, in accordance with Sections 5.1 and 5.2 will continue to be credited to such Accounts out of his disability payments at the same time and in the same amounts as they would have been credited if the Participant had not suffered a Disability for as long as he is eligible to receive monthly disability benefits equal to 100 percent of his monthly base salary at the time of his Disability. At such time as the Participant is not eligible to receive monthly disability benefits equal to 100 percent of his monthly Base Salary at the time of his Disability, Participant pre-tax contributions and/or after-tax contributions and Employer contributions that otherwise would have been credited to the Accounts of the Participant in accordance with Section 5.1 and 5.2 shall cease.

     If the Participant recovers from his Disability and returns within sixty (60) days thereafter to employment with the
     Employer in an employment status which would make him eligible to participate in this Plan and prior to the end of the original Unit Period, the Participant shall continue or resume making pre-tax contributions and/or after-tax contributions, as the case may be, in accordance with
     Section 5.1 and the Employer shall continue or resume making contributions, as the case may be, in accordance with
     Section 5.2 until the end of the original Unit Period.

     If the Participant recovers from his Disability, the Participant shall be treated as terminating service with the Employer on the date of his recovery, unless within sixty
     (60) days thereafter he returns to employment with the Employer in an employment status which makes him eligible to participate in this Plan.
     If a Participant's Disability terminates by reason of his death, the rights of his Beneficiary shall be determined pursuant to Section 6.4 as if the Participant had not been disabled but rather had been in service on the date of his death and died on such date. If a Participant's Disability terminates by reason of attainment of age 65, the Participant shall upon the attainment of age 65 be entitled to a Retirement Distribution determined pursuant to Section
     6.1. If a Participant's Disability terminates by reason of Retirement, the Participant shall be treated as having a Retirement on the date elected by the Participant and shall be entitled to a Retirement Distribution determined pursuant to Section 6.1.

     6.4  Survivor Distribution.

     6.4(a) If a Participant dies while in service with the Employer (or while suffering from a Disability) prior to eligibility for Retirement with respect to a Savings Unit, upon the Participant's death the Employer will distribute to the Participant's Beneficiary with respect to such Savings Unit, shares of Stock corresponding to all of the Shares in Participant's Pre-Tax, After-Tax and Matching Accounts. Distribution shall occur in the month following the date of death.

     6.4(b) If a Participant dies while in service after eligibility for Retirement with respect to a Savings Unit, but prior to commencement of distribution of a Retirement Distribution with respect to such Savings Unit, the Employer will distribute to the Participant's Beneficiary the Stock that such Participant's Beneficiary would have received with respect to such Savings Unit had the Participant retired and commenced to receive a Retirement Distribution on the day prior to such Participant's death. Such distributions shall be made in accordance with the number of installments which the Participant had elected for distribution of his Retirement Distribution.

     6.4(c) If a Participant dies after Retirement but before commencement of distribution of a Retirement Distribution with respect to a Savings Unit, the Employer will distribute to the Participant's Beneficiary the installments that Participant would have received with respect to such Savings Unit had the Participant survived. Payments will commence effective with the Participant's death. Such distributions shall be made in accordance with the method of distribution which the Participant had elected for distribution of his Retirement Distribution.

     6.4(d) If a Participant dies after the commencement of payment of a Retirement Distribution with respect to a Savings Unit, the Employer will distribute to the Participant's Beneficiary the remaining installments that would have been distributed to the Participant had the Participant survived.


Section 7 - Specified Date Alternative

     Section 7 shall apply to the portions of all Savings Units for which the Specified Date Alternative is elected.
     (Section 6 shall have no application to such portions of such Savings Units.) The distributions specified in this
     Section  7  shall  be  provided  under  the  Specified  Date
     Alternative.



     7.1 Specified Date Distribution. If a Participant elects the Specified Date Alternative with respect to a Savings Unit, the Employer shall distribute to the Participant each year for up to four (4) years, the number of years to be selected by Participant in his Agreement, beginning on the first day of the month selected in his Agreement for commencement of distributions, and annually on such date thereafter, from Participant's Pre-Tax Account, After-Tax Account, and Matching Account (to the extent available for distribution), shares of Stock corresponding to the number of Shares in each such Account on such date divided by the number of distributions to be made immediately prior to each such distribution. During the payout period, each such Account shall be credited with dividends in accordance with
     Section 5.3. Shares of Stock corresponding to Shares in the Matching Account which are not immediately available for distribution shall be distributed to the Participant in a lump sum distribution as soon as practicable after such Shares become available for distribution. While such Shares remain in the Matching Account, such Account shall be credited with dividends on such Shares in accordance with
     Section 5.3.

     A Participant may elect, as the Specified Date for a Savings
     Unit, the first day of any month at least one year after the commencement of the Savings Unit.

     Notwithstanding any election made by the Participant, the Company will distribute the Participant's Specified Date Distribution in the form of a lump sum distribution if the FMV of his Pre-Tax plus After-Tax plus Matching Accounts for a Savings Unit is less than $10,000 when distribution of a Specified Date Distribution for such Savings Unit would otherwise commence.

     7.2  Termination Distribution.

     7.2(a) Termination of Employment Prior to Specified Date. Upon any termination of employment of the Participant for reasons other than death or Disability or Retirement before the Specified Date selected for a Savings Unit, the Company shall distribute to the Participant, with respect to such Savings Unit, in a lump sum, shares of Stock corresponding to the vested portion of the Shares standing credited to his Pre-Tax, After-Tax and Matching Accounts for such Savings Unit determined as of the date of such termination of service ("Termination Distribution").

     7.2(b)  Termination of a Savings Unit.   The  provisions  of
     Section 6.2(b) shall apply with respect to the termination of any Savings Unit for which the Specified Date Alternative is selected.

     7.2(c)  Loss  of  Eligibility.  The  provisions  of  Section
     6.2(c)  shall apply with respect to the loss of  eligibility
     under  any  Savings  Unit  for  which  the  Specified   Date
     Alternative is selected.

     7.3 Disability. In the event that a Participant suffers a Disability, the provisions of Section 6.3 shall apply except that the provisions of the following paragraphs shall govern.

     If a Participant's Disability terminates by reason of his death prior to the Specified Date, the rights of his Beneficiary shall be determined pursuant to Section 7.4 as if the Participant had not been disabled but rather had been in service on the date of his death and died on such date.

     If a Participant suffering from a Disability attains the Specified Date for a Savings Unit, the Participant shall be entitled to the Specified Date Distribution determined pursuant to Section 7.1.



     7.4  Survivor Distribution.

     7.4(a) If a Participant dies prior to the commencement of distribution of the Specified Date Distribution with respect to a Savings Unit, upon the Participant's death the Employer will distribute to the Participant's Beneficiary with respect to such Savings Unit, shares of Stock corresponding to all of the Shares in Participant's Pre-Tax, After-Tax and Matching Accounts. Distribution shall occur in the month following the date of death.

     7.4(b) If a Participant dies after the commencement of payment of an Specified Date Distribution with respect to a Savings Unit, the Employer will distribute to the Participant's Beneficiary the remaining installments of any such distribution that would have been distributed to the Participant had the Participant survived.


Section 8 - Beneficiary Designation

     Each Participant shall have the right, at any time, to designate pursuant to the Southwestern Bell Corporation Rules for Employee Beneficiary Designations as may hereafter be amended from time to time ("Rules"), which Rules shall apply hereunder and are incorporated herein by this Reference, any person or persons as his Beneficiary or Beneficiaries (both primary as well as contingent) to whom distributions of Stock under this Plan shall be made in the event of his death prior to complete distribution to Participant of the distributions due him under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Company during the Participant's lifetime on a form prescribed by the Company with written acknowledgment of receipt.

     The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of Beneficiary or Beneficiaries other than the spouse.

     If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's distributions, then the Company shall direct the distribution of such distributions according to the Rules.


Section 9 - Options

     9.1 Grants. The HRC shall determine at its discretion whether the Options issued pursuant to this Plan shall be non-qualified stock Options or incentive stock Options within the meaning of Section 422 of the Code. Any Options issued hereunder shall be non-qualified Options unless the HRC specifies prior to the Unit Start Date that they shall be incentive stock Options. Notwithstanding any other provision of the Plan, any incentive stock Options issued under this Plan shall be issued and exercised in accordance with Section 422 of the Code. The Options may be issued in definitive form or recorded on the books and records of the Company for the account of the Participant, at the discretion of the Company. If the Company elects not to issue the Options in definitive form, they shall be deemed issued, and the Participants shall have all rights incident thereto as if they were issued on the dates provided herein, without further action on the part of the Company or the Participant. In addition to the terms herein, all Options shall be subject to such additional provisions and limitations as provided in any Administrative Procedures adopted by the HRC prior to the issuance of such Options. The number of Options issued to a Participant shall be reflected on the Participant's annual statement of account.

     9.2 Term of Options. The Options may only be exercised after the expiration of one year from date of issue and no later than the tenth anniversary of their issue, and shall be subject to earlier termination as provided herein.

     9.3 Option Price. The price per share of Stock purchasable under an Option shall be the Fair Market Value of the Stock on the date of issuance of the Options.

     9.4 Issuance of Options. February 1 and August 1 of each year shall each be an Option issuance date, unless Stock is not traded on the NYSE on such day in which event the immediate following day in which Stock is so traded shall be the Option issuance date. On each Option issuance date, each Participant shall receive two Options, or such higher number as may be determined by the HRC, in its sole discretion, at any time, or such lower number as may be determined by the HRC, in its sole discretion, and announced to Participants prior to the Unit Start Date with respect to a Savings Unit, for each Share credited to the Participant's Pre-Tax and/or After-Tax Accounts during the preceding six months. The number of Options to be received shall be determined by multiplying the number of Shares by the number of Options to be received for each Share and rounding up to the next whole number; provided, however, that no more than 200,000 Options shall be issued to any individual during the calendar year. No Share may be counted more than once for the issuance of Options and Options shall only be issued for Shares credited to a Savings Unit with respect to its Unit Period.

     In addition to the foregoing, the HRC may, at any time and in any manner, limit the number of Options which may be acquired as a result of cash bonuses being contributed to the Plan, including but not limited to the Short Term
     Incentive Award and the Key Executive Officer Short Term Incentive Award. Further, except as otherwise provided by the HRC, in determining the number of Options to be issued to a Participant with respect to a Participant's contribution of a specific cash bonus to the Plan and subsequent crediting of Shares, Options may be issued only with respect to an amount which does not exceed the target amount of such cash bonus (or such other portion of the cash bonus as may be determined by the HRC).

     Accordingly, the following rules shall apply:

                Options To Be Issued With Respect To A Short Term
          Incentive Award And/Or Other Cash Bonus Contributed  To
          The Plan.

                Following Retirement, a Participant shall be permitted to contribute his Short Term Incentive Award and/or other cash bonus, although paid after Retirement, into the Stock Savings Plan; and, subject to application of the rule in the following sub paragraph, Options may be issued thereon and on the dividends that would accumulate thereon applicable to the calendar year when the Short Term Award and/or cash bonus was placed into the Plan.

                Participants Who Retire, Terminate Employment  Or
          Terminate A Savings Unit During The Calendar Year.

               Options are calculated on August 1 and February 1, in each case for the six preceding months based on the Shares posted to the Participant's accounts. The August 1 options are for January through June contributions plus 1st quarter and 2nd quarter dividend equivalents. The February 1 options are for July through December contributions plus the 3rd quarter and 4th quarter dividend equivalents. If a Participant retires, terminates employment or terminates a Savings Unit during an ongoing savings period, since the Unit Period ends upon Retirement, termination, etc., a dividend equivalent shall be treated as being paid with respect to a Unit Period (i.e., for purposes of receiving Options on such dividend equivalent) only if the Participant is employed on any day of the last month of the quarter preceding payment of the dividend, e.g., one must be employed at least one day in December in order to receive Options on the fourth quarter dividend equivalent paid the following February 1. A retiree shall thus receive Options on dividends issued with respect to his/her last quarter if he or she worked at any time during the last month of such quarter. The same shall apply if a Savings Unit is terminated. However, for termination of employment, no Options shall be granted on the last quarter's dividend since Participant's account will be distributed following termination and even if Options were calculated, they could not be exercised as a Participant terminating employment has three months to exercise Options and the Options would not be available for exercise until one year following the issuance date.

     9.5   Exercise  and  Payment of Options.  Options  shall  be
     exercised by delivery of a written notice (including telecopies) to the Company (or, if so provided by the Company, to its designated agent), which notice shall be irrevocable, setting forth the exact number of shares of Stock with respect to which the Option is being exercised and including with such notice payment of the Option Price. The Company may waive the requirement that the exercise notice be in writing upon such terms and conditions as it shall deem appropriate. When Options have been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a share of Stock.

           The Option Price shall be paid in full at the time  of
     exercise.    No  Stock shall be issued or transferred  until
     full payment has been received therefor.

     Payment may be made:

     (a) in cash, or

     (b) unless otherwise provided by the Committee at any time, and subject to such additional terms and conditions and/or modifications as the Committee or the Company may impose from time to time, and further subject to suspension or termination of this provision by the Committee or the Company at any time, by:

                (i) delivery of Stock owned by the Participant in partial (if in partial payment, then together with cash) or full payment (if a fractional share of Stock remains after payment of the Option Price in full by previously owned Stock, then the fractional share of Stock shall be withheld for taxes); provided, however, as a condition to paying any part of the Option Price in Stock, at the time of exercise of the Option, the Participant must establish to the satisfaction of the Company that the Stock tendered to the Company must have been held by the Participant for a minimum of six
          (6) months preceding the tender; or

                (ii) if the Company has designated a stockbroker to act as the Company's agent to process Option exercises, issuance of an exercise notice to such stockbroker together with instructions irrevocably instructing the stockbroker: (A) to immediately sell a sufficient portion of the Stock to pay the Option Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Option Price and tax withholding to the Company. In the event the stockbroker sells any Stock on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales. No Stock shall be issued until the settlement date and until the proceeds (equal to the Option Price and tax withholding) are paid to the Company.

           If payment is made by the delivery of Stock, the value of the Stock delivered shall be equal to the Fair Market
     Value of the Stock on the day preceding the date of exercise of the Option.

           If payment of the Option exercise price of a non-qualified stock Option is made in whole or in part in the form of restricted Stock, the Stock received upon the exercise of such Option shall be restricted in accordance with the original terms of the restricted Stock in question except that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such Option. In the case of an incentive stock Option, restricted Stock may not be used to pay the Option exercise price.

     9.6 Restrictions on Exercise and Transfer. During the optionee's lifetime (for purposes of Paragraphs 9.6 through 9.9, "optionee" shall only refer to the original recipient of an Option), the optionee's Options shall be exercisable only by the optionee or by the optionee's guardian or legal representative. After the death of the optionee, except as otherwise provided by the Company's Rules for Employee Beneficiary Designations, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent's estate) or his or her guardian or legal representative.

     No Option shall be transferable except: (a) upon the death of the optionee in accordance with the Company's Rules for Employee Beneficiary Designations; and (b) in the case of any holder after the optionee's death, only by will or by the laws of descent and distribution.

     9.7 Termination by Death. If an optionee's employment with Employer terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable, for a period of three (3) years from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

     9.8 Termination by Disability. If an optionee's employment with Employer terminates by reason of Disability, any Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of such termination (or on such accelerated basis as the HRC shall determine at the time of grant), for a period of three (3) years from the date of such termination of employment or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the optionee dies within such three (3) year period, any unexercised Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death, for a period of three (3) years from the time of termination or for the stated term of such Stock Option, whichever period is shorter.

     9.9 Retirement or Other Termination of Employment. Except as otherwise provided in this paragraph, if an optionee's employment with Employer terminates as a result of Retirement or for any reason other than death or Disability, the Option may be exercised until the earlier of three months from the date of termination or three years from the date of Retirement, as applicable, or the expiration of the term of such Option; provided, however, that a transfer to a RWAC shall not be considered a termination of employment to the extent the term of employment at a RWAC is equal to or less than five years.


Section 10 - Discontinuation, Termination, Amendment

     10.1 Company's Right to Discontinue Offering Savings Units. The Chairman may at any time discontinue offerings of additional Savings Units with respect to any or all future Plan Years. Any such discontinuance shall have no effect upon the pre-tax contributions or after-tax contributions or the terms or provisions of this Plan as applicable to any then previously existing Savings Units.

     10.2 Company's Right to Terminate Plan. No Savings Unit may be commenced after December 31, 2004. The HRC may terminate the Plan at any earlier time. Termination of the Plan shall mean that (1) there shall be no further offerings of additional Savings Units with respect to any future Plan Year; (2) pre-tax contributions and after-tax contributions shall prospectively cease with respect to all Savings Units for the then Plan Year and thereafter; and (3) all then currently existing Savings Units shall be treated as follows:

                The Participant's Matching Accounts shall be 100%
          vested. The Participant shall receive or continue to receive all distributions under this Plan at such time as provided in and pursuant to the terms and conditions of his Agreement(s) and as described in this Plan; provided, however, any distributions under a Savings Unit that is not completed due to a termination of the Plan under this Section 10.2 shall be based upon only the actual pre-tax contributions plus after-tax contributions plus Employer contributions made with respect to such Savings Unit prior to such termination, and dividends on same thereafter.

     10.3 Amendment. The HRC may at any time amend the Plan in whole or in part including, but not limited to, changing the formulas for determining the amount of Employer contributions under Section 5 or the number of Options to be issued under Section 9; provided, however, that no amendment, including an amendment to this Section 10, shall be effective, without the written consent of a Participant, to alter, to the detriment of such Participant, the distributions described in this Plan as applicable to a Savings Unit of the Participant or to decrease the number of Shares standing credited to such Participant's Pre-Tax, After-Tax and Matching Accounts under the Plan. For purposes of this Section 10.3, an alteration to the detriment of a Participant shall mean a reduction in the period of time over which stock is distributable under a Participant's Agreement, or any reduction in the number of Options, increase in Option price or decrease in the term of an Option. Written notice of any amendment shall be given to each Participant.

     Notwithstanding anything to the contrary contained in this section of the Plan, the HRC may modify this Plan with respect to any person subject to the provisions of Section 16 of the Securities Exchange Act of 1934 as amended ("Exchange Act") to place additional restrictions on the exercise of any Option or the transfer of any Stock not yet issued under the Plan.

Section 11 - Miscellaneous.

     11.1 Additional Benefit. The reduction of any benefit payable under the Southwestern Bell Corporation Management Pension Plan, which results from participation in this Plan, will be restored as an additional benefit ("make-up piece") under this Plan or under any other comparable Stock savings plan. The Participant shall elect prior to commencement of payment of the make-up piece whether to receive such benefit in cash in a lump sum (consisting of the present value equivalent of the pension retirement benefit (life annuity) make-up piece) or such benefit in an annuity form of payment. Notwithstanding the proceeding provisions of this
     Section 11.1, if all or a portion of the make-up piece is paid pursuant to SRIP or another non-qualified plan, then such amount shall not be payable pursuant to this Plan.

     11.2 Small Distribution. Notwithstanding any election made by the Participant, the Company will distribute any shares of Stock corresponding to Shares in the form of a lump sum distribution if the Shares in Participant's Pre-Tax Account plus After-Tax Account plus Matching Account have a FMV of less than $10,000 when such distribution would otherwise commence.

     Any   distribution   of   a  fractional   share   of   Stock
     corresponding to a fractional Share shall be in cash.

     11.3 Emergency Distribution. In the event that the HRC, upon written petition of the Participant, determines in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Employer shall distribute to the Participant, as soon as practicable following such determination, Stock corresponding to the number of Shares ordered by the HRC from his Pre-Tax, After-Tax and Matching Accounts for one or more Savings Units as necessary to meet the emergency (the "Emergency Distribution"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Upon receipt of an Emergency Benefit, a Participant shall not be permitted to commence a new Savings Unit until one whole calendar year has elapsed.

     11.4 Commencement of Payments. Except as otherwise provided in this Plan, commencement of a distribution under this Plan shall begin sixty (60) days following the event which entitles a Participant (or a Beneficiary) to such distribution, or at such earlier date as may be determined by the HRC.

     11.5  Tax  Withholding.   Upon  distribution  of
     Stock, including but not limited to, shares of Stock issued upon the exercise of an Option, the Company shall withhold sufficient shares of Stock having a Fair Market Value on the date the taxes are determined necessary to satisfy the minimum amount of Federal, state, and local taxes required by law to be withheld as a result of such distribution. Any excess fractional amounts remaining after such withholding shall be withheld as additional Federal withholding.

     Unless otherwise determined by the Committee,  when
     the method of payment for the Option Price is from the sale by a stockbroker pursuant to Section 9.5(b)(ii), hereof, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.


     11.6 Change in Status. In the event of a change in the employment status of a Participant to a status in which he is no longer an Eligible Employee under this Plan, but is an eligible employee under another similar plan of the Employer having similar provisions, the Participant and all of his Savings Units under this Plan shall automatically be transferred to such other plan for which he is then an eligible employee, unless otherwise determined by the HRC. In the event of any such transfer, the provisions of the other plan to which the Participant transfers shall thereafter determine the rights and distributions of the Participant with respect to all of his Savings Units, unless otherwise determined by the HRC. The Employer may, but shall not be required to, enter into revised Agreements with the Participant to carry out the provisions of this Section, provided that any Participant who is transferred to another plan will not be deemed a new Participant for purposes of a Unit Start Date.

     11.7 Transfer to a RWAC. If a Participant transfers to a RWAC, all of the Participant's Savings Units shall be frozen upon transfer, unless otherwise determined by the Company. No further Participant pre-tax contributions, after-tax contributions or Employer contributions shall be made subsequent to the transfer. During the period of employment at a RWAC (for a period not to exceed five (5) years), the Participant shall continue to be credited with dividends on his Pre-Tax, After-Tax and Matching Accounts, as applicable, as provided under Section 5.3 and to vest in such amounts as provided under Section 5.4, and all distributions shall continue to be payable to the Participant and his Beneficiaries in accordance with Section 6 and/or Section 7 hereof, as applicable. If the Participant has not resumed employment with the Employer in an employment status which makes him eligible to participate in this Plan within five
     (5) years from the date of transfer, a Termination Distribution based on the amounts credited to the Participant's Pre-Tax, After-Tax and Matching Accounts, as applicable, shall be paid upon termination of employment with a RWAC or the expiration of such five (5) year period, whichever is earlier.

     11.8 Leave of Absence. If a Participant absents himself from employment on a formally granted leave of absence (i.e., the absence is with formal permission in order to prevent a break in the continuity of the Employee's term of employment, which permission is granted in conformity with the rules of the Employer which employs the individual, as adopted from time to time), all of the Participant's Savings Units shall automatically be frozen upon such leave of absence, unless otherwise determined by the HRC. No Participant pre-tax contributions or after-tax contributions or Employer contributions shall be made during the leave of absence. However, during the leave of absence, the Participant shall continue to be credited with dividends on his Pre-Tax, After-Tax and Matching Accounts, as applicable, as provided under Section 5.3 and to vest in such amounts as provided under Section 5.4, and all distributions shall continue to be payable to the Participant and his Beneficiaries in accordance with Section 6 and/or Section 7 hereof, as applicable. If the Participant returns to employment with the Employer in an employment status which makes him eligible to participate in this Plan before completion of or immediately upon the expiration of the leave of absence, Participant pre-tax contributions and/or After-Tax contributions and Employer contributions will resume until the end of the original Unit Period. If the Participant has not resumed employment with the Employer in an employment status which makes him eligible to participate in this Plan before completion of or immediately upon the expiration of the leave of absence, a Termination Distribution based on the amounts credited to the Participant's Pre-Tax, After-Tax and Matching Accounts shall be paid to the Participant.

     This Section 11.8 shall not apply with respect to any period during which a Participant is suffering from a Disability, and such period of Disability shall not be included under this Section 11.8 as a portion of a period of leave of absence.

     11.9 Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of the Employee Retirement
     Income Security Act of 1974, as amended (ERISA) or Regulations thereunder, such Participant will not be eligible to participate in this Plan and shall receive an immediate lump sum distribution of shares of Stock corresponding to the vested portion of the Shares standing credited to his Pre-Tax plus After-Tax plus Matching Accounts. Upon such payment no other distribution shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, except as provided under Section 11.1.

     11.10 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of Employer. No assets of Employer shall be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of the Employer's assets shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of Employer to distribute shares of Stock corresponding to Shares, and Options, under the Plan in the future.

     11.11 Offset. If a Participant becomes entitled to a distribution of Stock under the Plan, the Employer may offset against the amount of Stock otherwise distributable, any claims to reimbursement for intentional wrongdoing by the Participant against the Employer or an affiliate. Such determination shall be made by the Company.

     11.12 Non-Assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, shares of Stock corresponding to Shares under the Plan, if any, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the Stock distributable shall, prior to actual distribution, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     11.13 Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in the employ of the Employer or to serve as a director.

     11.14 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     11.15   Captions.   The captions of the articles,  sections,
     and paragraphs of this Plan are for convenience only and shall not control nor affect the meaning or construction of any of its provisions.

     11.16 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Missouri.

     11.17 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

     11.18 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Employer, directed to the attention of the Vice President-Human Resources of the Employer. Such notice shall be deemed given on the date of delivery or, if delivery is made by mail, on the date shown on the postmark on the receipt for registration or certification.

     11.19 Successors and Assigns. This Plan shall be binding upon the Company and its successors and assigns.

     11.20 Limitations and Adjustments. The number of shares of Stock which may be distributed pursuant to the Plan, exclusive of Section 9, is 2,500,000. The number of stock Options which may be issued pursuant to Section 9 of the Plan is 4,100,000. The number of incentive stock Options which may be issued pursuant to the Plan is 4,100,000.

     In the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of the Company affecting the shares of Stock, such adjustment shall be made in the number and class of shares of Stock which may be delivered under the Plan, and in the number and class of and/or price of shares of Stock subject to outstanding Options granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

     11.21 Distribution Alternative. Effective November 17, 1995, notwithstanding the provisions of Section 6 and of
     Section 7, at any time during the calendar year prior to the calendar year during which a distribution(s) pursuant to a Savings Unit is scheduled to commence, a Participant may change his or her previous election(s) applicable to such Savings Unit to further defer the commencement of the distribution(s) pursuant to such Savings Unit to a subsequent calendar year, and in such case to also change the number of installments applicable to the distribution of the Savings Unit as follows: (a) the new election(s) applicable to such Savings Unit must conform with either
     Section  6,  if  the  Retirement  Alternative  is  the   new
     selection for such Savings Unit, or Section 7, if the Specified Date Alternative is the new selection for such Savings Unit; (b) either the Retirement Alternative or the Specified Date Alternative may be selected for the new election(s) for a Savings Unit irrespective of the Alternative originally selected for such Savings Unit; (c) the commencement date for payments pursuant to such Savings Unit may be delayed to any point in time in a subsequent calendar year - the commencement date for payments may not be advanced to an earlier point in time; and (d) any number of installments may be selected pursuant to the new election(s) for a Savings Unit irrespective of the number of installments originally selected for such Savings Unit. Provided, however, in the event a Participant is involuntarily terminated from employment (which shall be deemed to include termination by reason of death), and such termination is for a reason other than for cause (i.e., willful and gross misconduct on the part of the Participant that is materially and demonstrably detrimental to the Company or any subsidiary thereof), and such termination is a Retirement (or in the case of Participant's death, Participant was Retirement eligible) determined using the rules upon which Retirement eligibility is based, whether or not Participant is actually a participant in the plans upon which such eligibility is based, then Participant (or Participant's Beneficiary(ies)) may make the change(s) to Participant's previous election(s) pursuant to this Section
     11.21 at the time of Participant's termination of employment. Amounts with respect to which the Participant's election(s) are modified in accordance with the provisions of this Section 11.21 shall continue to be subject toall provisions of this Plan including further distribution modifications in accordance with the provisions of the
     Section 11.21.

Section  12  -  Participation in Previous Non-Qualified  Deferred
Compensation Plan(s) of Company

     12.1 Agreements Relating to Participation in Savings Plan for Salaried Employees. For purposes of this Plan, the term "SBCDCPA" shall mean any deferred compensation plan agreement entered into previously between a Participant and Company relative to Participant's participation in a Company non-qualified deferred compensation plan or program. Notwithstanding the provisions of any SBCDCPA to the effect that if Participant's basic allotment percentage in the Savings Plan for Salaried Employees is changed from the level stated in said SBCDCPA then said SBCDCPA will be void, Participant shall be allowed to reduce his basic allotment percentage in the Savings Plan for Salaried Employees, and in such event said SBCDCPA shall not be void but rather shall continue to be in full force and effect. Participant's reduction of his basic allotment percentage in accordance with this Section 12.1 shall constitute and operate as an amendment to his prior SBCDCPA.

     12.2 Participation in Southwestern Bell Corporation Senior Management Deferred Compensation Program of 1988. Notwithstanding the provisions of any SBCDCPA entered into previously between a Participant and Company relative to Participant's participation in the Southwestern Bell Corporation Senior Management Deferred Compensation Program of 1988 ("1988 Program"), a Participant shall be allowed to freeze some or all of his Units of Participation in such 1988 Program at the close of business on December 31, 1990 and redirect the future deferrals under such frozen Units of Participation into this Plan commencing January 1, 1991. Freezing a Unit of Participation shall mean that deferrals shall prospectively cease with respect to such Unit of Participation commencing January 1, 1991 and thereafter, and that the Participant shall receive all benefits under that frozen Unit of Participation at such time as provided in and pursuant to the terms and conditions of his Agreement and as described in the 1988 Program. Participant's Pre-Retirement Survivor Benefit pursuant to said frozen Unit of Participation under the 1988 Program shall not be reduced by reason of Participant's freezing of his Unit of
     Participation. Participant's freezing of a Unit of Participation in accordance with this Section 12.2 shall constitute and operate as an amendment to his prior SBCDCPA relating to such Unit of Participation.